UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

TEPPCO PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1100 Louisiana Street
16th Floor
Houston, Texas 77002

September 10, 2009

Dear TEPPCO Unitholder:

In the coming weeks, you will receive proxy materials soliciting your vote in connection with the proposed merger of TEPPCO with a wholly-owned subsidiary of Enterprise Products Partners L.P. (“Enterprise”), to be considered at a special meeting of our unitholders to be held on Friday, October 23, 2009.  The board of directors of TEPPCO has unanimously approved, and TEPPCO has entered into, a definitive merger agreement with Enterprise containing the terms of the proposed merger.  In the proposed merger, TEPPCO unitholders, except for a privately held affiliate of EPCO, Inc., will be entitled to receive 1.24 Enterprise common units in exchange for each of their TEPPCO units.

The merger cannot be completed without the approval of the unitholders of TEPPCO.

It is important that you take action when you receive your proxy materials and vote, regardless of the number of units you own. Failure to vote will have the same effect as a vote against this important initiative.

If you have any questions or need assistance once you have received your proxy materials, please call our proxy solicitor, Georgeson Inc., toll free at (888) 264-7035 or TEPPCO’s Investor Relations department toll free at (800) 659-0059.

Please read the important “Investor Notice” appearing on the following page.

Once again, thank you for your continued support.

Best Regards,

/s/  Jerry E. Thompson

Jerry E. Thompson
President and Chief Executive Officer

Investor Notice

In connection with the proposed merger, Enterprise has filed a registration statement on Form S-4 (Registration No. 333-161185), which includes a preliminary prospectus of Enterprise and a preliminary proxy statement of TEPPCO and other materials, with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT FILED WITH THE SEC AND THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS AND ANY OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ENTERPRISE, TEPPCO AND THE PROPOSED MERGER.  A definitive proxy statement/prospectus will be sent to security holders of TEPPCO seeking their approval of the proposed merger after the registration statement is declared effective by the SEC.  Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Enterprise and TEPPCO, without charge, at the SEC’s website at www.sec.gov.  Copies of the registration statement and the definitive proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: (i) Investor Relations: Enterprise Products Partners L.P., (866) 230-0745, or (ii) Investor Relations, TEPPCO Partners, L.P., (800) 659-0059.

TEPPCO, its general partner and the directors and management of such general partner may be deemed to be “participants” in the solicitation of proxies from TEPPCO’s security holders in respect of the proposed merger. INFORMATION ABOUT THESE PERSONS AND THE INTERESTS OF SUCH PERSONS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER CAN BE FOUND IN THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, TEPPCO’S 2008 ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT STATEMENTS OF CHANGES IN BENEFICIAL OWNERSHIP ON FILE WITH THE SEC.